As filed with the Securities and Exchange Commission on August 14, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AOB HOLDINGS, INC.

(Name of small business issuer in its charter)

Delaware	0-51040	98-0436981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

471 W. Lambert Road #113 Brea, CA 92821 (714) 482-0430
(Address and telephone number of principal executive offices)

471 W. Lambert Road #113 Brea, CA 92821 (714) 482-0430
(Address of principal place of business or intended principal place of business)

Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive Boulder, Colorado 80305 (303) 494-3000
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	4,666,666	$0.50	$2,333,333	$249.67
		TOTAL	$2,333,333	$249.67

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

AOB HOLDINGS, INC.

This prospectus relates to the offer and sale of up to 4,666,666 shares of the Company’s common stock at a price of $0.50 per share.   AOB Holdings, Inc. (“AOBH”) will offer and sell a total of up to 4,666,666 shares on a “best efforts” basis directly through its officers and directors who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares which must be sold in this offering and no arrangements to place any of the proceeds of this offering in escrow.  The offering will terminate upon the earlier of (i) the second anniversary of the date of this prospectus, (ii) the date on which all 4,666,666 shares have been sold, or (iii) the date on which the Company elects to terminate this offering. The shares will not be offered through an underwriter.  Net proceeds from sale of shares will be immediately available to AOBH.

There is currently no trading market for AOBH’s securities.

INVESTING IN THE COMPANY’S COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMPANY’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus shall not be used before the effective date of the registration statement.

	Price to the public	Selling Commissions (2)	Proceeds to AOB Holdings, Inc. (3)
Per Share	$0.50	$ -0-	$0.50
Total Amount (4,666,666 Shares)	$2,333,333	$ -0-	$2,333,333

EXPLANATORY NOTES

1.

The shares are being offered on a “best-efforts” basis.  There is no firm commitment by anyone to purchase any of the Shares, and there is no assurance that any of the Shares offered herein will be sold.  There is no minimum purchase amount per Investor. The offering will continue for a period of two years from the date hereof, unless terminated on an earlier date in the discretion of the Company.  All net proceeds from the sale of Shares will be immediately dispersed to the Company to be applied in the manner described herein

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under “USE OF PROCEEDS.”  The Company may accept or reject subscriptions, in whole or in part, in its sole discretion.

2.

The Company will initially seek to market all Shares offered hereby directly through its officers and directors, and no sales commissions will be paid.  However, in the event that the Company is unable to effect sufficient sales on its own behalf or the Board of Directors otherwise elects to employ securities brokers for purposes of seeking to make sales of the Company’s shares, the Company will contract with securities brokers licensed in the various states in which transactions will be made for sale of shares.  In no case will the maximum compensation to all persons involved in the sale of shares exceed, in the aggregate, ten percent (10%) of the total selling price to purchasers of Shares.

3.

Calculated before deduction of expenses of the offering, estimated not to exceed $50,000.00 for legal, accounting, printing and other miscellaneous costs of the offering, and before deductions of sales commissions, if any.

The date of this Prospectus is ____________, 2006

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TABLE OF CONTENTS

SUMMARY INFORMATION

1

RISK FACTORS

3

USE OF PROCEEDS

5

DETERMINATION OF OFFERING PRICE

6

DILUTION

6

PLAN OF DISTRIBUTION

7

LEGAL PROCEEDINGS

8

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

8

EXECUTIVE COMPENSATION

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

10

DESCRIPTION OF SECURITIES

12

INTEREST OF NAMED EXPERTS AND COUNSEL

12

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

13

DESCRIPTION OF BUSINESS

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

DESCRIPTION OF PROPERTY

21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

21

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

22

TRANSFER AGENT

22

LEGAL MATTERS

23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

23

FINANCIAL STATEMENTS

23

Until ____________, 2006 (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY INFORMATION

This Summary highlights selected information from elsewhere in this Prospectus.  It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements, as well as the related notes to those statements included in this Prospectus.

AOB Holdings, Inc.

471 W. Lambert Road

#113

Brea, CA 92821

(714) 482-0430

The Company

AOB Holdings, Inc. (“we,” “us,” the “Company,” “AOBH”), formerly Asia Network, Inc., is a Delaware corporation with its principal office at 471 W. Lambert Road, #113, Brea, CA 92821.  AOBH was incorporated under the laws of Delaware on September 14, 2004.

In June 2005, AOBH completed a share exchange transaction with AOB Capital, Inc. (“AOB Capital”) through which AOBH obtained 1,500 shares of AOB Capital, representing 100% of the issued and outstanding shares of AOB Capital, in exchange for 11,667,000 newly issued shares of AOBH.  AOB Capital became a wholly-owned subsidiary of AOBH.

AOB Capital is a Nevada corporation, which was incorporated in November 2004, with its principal office at 848 Rainbow Road, Suite 568, Las Vegas, Nevada 89107.

Prior to completion of the share exchange transaction, AOBH had limited assets and no business operations.  It was a blind pool or blank check company engaged in the business of seeking a business opportunity for acquisition.  The board of directors determined that completion of the share exchange transaction with AOB Capital would satisfy AOBH’s business objectives.  AOBH intends to conduct all of its activities through AOB Capital.

AOB Capital is primarily engaged in the business of providing reloadable and non-reloadable debit card products and services internationally.  AOB Capital also plans to offer merchant specific gift cards through agreements with merchants.  AOB Capital has created a proprietary platform for these services and plans to license this platform to other companies.  This platform will allow customers to access their accounts online and to access their accounts worldwide.  AOBH has acquired agreements with international credit and debit card companies who will allow AOBH to use their networks to provide its services at ATM’s.

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The Offering

Common Stock Offered	AOBH is offering a total of up to 4,666,666 shares at a price of $0.50 per share.

Common Stock Outstanding

AOBH currently has a total of 18,709,200 shares of common stock issued and outstanding.  In the event all shares the Company is offering are sold, it will have a total of 23,375,866 shares issued and outstanding following completion of this offering.

No Trading Market	AOBH’s common stock is not listed on any securities exchange, and there is currently no public trading market for its shares.

Risk Factors

Investment in AOBH’s common stock involves a high degree of risk. Among the significant risk factors are (i) the fact that there is not currently a public market for shares of AOBH’s common stock and no assurance that such a market will develop in the future; (ii) the fact that AOBH commenced business operations in 2004 and has a limited operating history; and (iii) the fact that AOBH relies on key personnel who do not have employment agreements with AOBH (See “Risk Factors” for additional information).

Summary Financial Information

	Six Month Period Ended March 31, 2006	Fiscal Year Ended September 30, 2005

Operating Statement Data

Revenues	$2,474	$0

Operating Expenses	$312,744	$610,432

Net Profit (Loss) from Operations	$(316,636)	$(610,432)

Net Loss	$(319,147)	$(610,515)

Earnings Per Share	$(0.02)	$(0.03)

Balance Sheet Data

Total Assets	$6,997	$22,977

Total Current Liabilities	$515,559	$233,492

Shareholders’ Equity (Deficit)	$(508,562)	$(210,515)

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RISK FACTORS

THIS INVESTMENT HAS A HIGH DEGREE OF RISK FOR THE INVESTOR.  AN INVESTMENT IN THESE SHARES IS SUITABLE ONLY AS A LONG-TERM INVESTMENT FOR PERSONS OF ADEQUATE FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT AND WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT.  ALTHOUGH EVERY EFFORT HAS BEEN MADE TO ANTICIPATE POSSIBLE RISKS, UNFORESEEN CONDITIONS AND UNEXPECTED EVENTS MAY ARISE, AND THIS LIST MAY NOT BE ALL-INCLUSIVE.  AN INVESTOR CONSIDERING SUBSCRIBING FOR SHARES IN THE COMPANY SHOULD CONSIDER ALL OF THE RISKS SET FORTH IN THIS MEMORANDUM, INCLUDING THE FOLLOWING RISK FACTORS:

AOBH commenced principal business operations in 2004 and has a limited operating history. AOBH cannot assure that it will achieve profitability or that it will not discover problems in its business model.

AOBH has a limited operating history and is subject to all the substantial risks inherent in the commencement of a new business enterprise.  AOBH may encounter financial and operational difficulties, including the risks associated with persuading vendors and customers to participate in the new business process, that result in a failure to become and remain profitable.  As a result, there can be no assurance that AOBH will achieve its business objectives, produce significant levels of revenues, achieve profitability, or not discover problems with its business model.

It may be difficult for you to sell your shares because there is not currently a public market for such shares, and there is no assurance that such a market will be created or sustained in the future.

There is no current trading market for the shares, and there can be no assurances that a trading market will develop, or, if such a trading market does develop, that it will be sustained. In the event a trading market does develop for AOBH’s shares, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for AOBH’s stock as long as it is subject to the penny stock rules. In addition, holders of AOBH’s

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shares may have difficulty selling those shares because its common stock will probably be subject to the penny stock rules.

AOBH’s success is dependent on retaining key personnel and hiring and retaining additional personnel.  AOBH may be unable to hire and retain necessary key personnel, which may force it to cease operations.

AOBH’s continued success is largely dependent on the continued services of its key management personnel as well as on its ability to identify recruit, hire, train, manage, and retain qualified employees for technical, marketing and managerial positions.  The loss of services of certain existing key personnel could have an adverse effect on AOBH.  In addition, there exists a very competitive market for highly qualified personnel in the telecommunications industry, which may make it more difficult to attract and retain such personnel. Generally, AOBH’s employees are not bound by employment or non-competition agreements, and there can be no assurance that AOBH will retain its officers and key employees.  AOBH could be materially and adversely affected by the loss of such personnel.

AOBH’s management controls approximately 62.4% of the shares of AOBH’s common stock.  Management controls sufficient shares to exercise significant influence over shareholder decisions and to elect the board of directors. Even if this offering is fully subscribed, management will own approximately 49.9% of AOBH’s common stock.  There is no assurance that the interests of AOBH’s management will not conflict with the interests of other shareholders in the future.

AOBH’s management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the board of directors and to approve or prevent AOBH from taking significant corporate actions requiring director and shareholder approval.  AOBH’s executive officers, directors and affiliates currently own, in the aggregate, approximately 11,666,700 shares of its outstanding common stock.  Following this offering, assuming it is fully subscribed, AOBH’s executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 49.9% of AOBH’s outstanding common stock.  If the offering is not fully subscribed, the percentage ownership of shares by AOBH’s officers, directors and their affiliates will be greater than 49.9%.  The shares controlled by management could prevent the Company from entering into transactions that could be beneficial to other shareholders because interests of management could conflict with the interests of other shareholders.

The offering price for the shares offered hereby was arbitrarily determined.  It does not reflect the value of the shares.  The value of the shares may be significantly lower than the offering price.

The offering price for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

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AOBH does not expect to pay dividends on its outstanding shares at any time in the foreseeable future.  You may never receive a dividend on your shares.

AOBH has not paid dividends in the past and does not have, or anticipate having, any funds for such purpose in the foreseeable future.  Even if such funds become available, the Company does not expect to pay dividends in the foreseeable future but, instead, will use all funds from operations for the continued development of the business.

Persons who purchase shares in this offering will suffer an immediate substantial dilution in the value of their shares.

The Officers, Directors and other current shareholders of AOBH have acquired their interests in the Company at a cost substantially less than that which purchasers in this offering will pay for their stock.  Assuming all shares offered hereby are sold, of which there can be no assurance, AOBH will have a total of approximately 23,375,666 shares issued and outstanding, having an estimated net tangible book value per share of $0.08 per share.    Therefore, it is estimated that purchasers in this offering will suffer an immediate dilution of approximately $0.42 per share, which represents approximately 84% of the offering price of $0.50 per share.

Technological integration of our system with banking systems may delay the completion of our system.

Third parties have control over the scheduling of integration and testing cycles of the Company’s Electronic Payment Platform (“EPP”) system, which needs to be certified by banking institutions and to conform to federal regulations.  The Company must work with third party Electronic Funds Transfer (“EFT”) network providers in order to provide a worldwide network.  The Company cannot control the timetable of these third-party vendors.

AOBH relies on agreements with third-party vendors.  If these agreements are terminated, AOBH may be forced to cease operations.

AOBH must work with EFT network providers such as MasterCard.  These providers may terminate their processing agreements with AOBH for any reason.  AOBH relies on these agreements to offer its product worldwide and any disruption of the relationship with these third-party vendors may have a substantial adverse effect on AOBH, especially during the early stages of development.

USE OF PROCEEDS

If AOBH sells the maximum of 4,666,666 shares it is offering, it will receive proceeds of $2,333,333 before deduction of costs associated with this offering.  The following table provides information regarding AOBH’s intended allocation of the net proceeds of this offering assuming various percentages of the total shares AOBH is offering are sold and also assuming AOBH does not pay broker/dealer commissions to sell the shares.

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	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Gross Proceeds	$2,333,333	$1,750,000	$1,166,667	$583,333	$233,333

Offering Expenses	$50,000 (2.1%)	$50,000 (2.9%)	$50,000 (4.3%)	$50,000 (8.6%)	$50,000 (21.4%)

Net Proceeds	$2,283,333	$1,700,000	$1,116,667	$533,333	$183,333

Business Expansion	$2,055,000	$1,530,000	$1,005,000	$480,000	$165,000

Working Capital	$228,333	$170,000	$111,667	$53,333	$18,333

Total	$2,333,333	$1,750,000	$1,166,667	$583,333	$233,333

DETERMINATION OF OFFERING PRICE

The offering price for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

AOBH’s officers, directors and other current shareholders have acquired their shares of its common stock at a cost substantially less than $0.50 per share. As of March 31, 2006, there are 18,709,200 shares outstanding having a net tangible book value of approximately $(0.03) per share. Assuming this offering is fully subscribed, of which there can be no assurance, there will be approximately 23,375,866 shares outstanding having a net tangible book value of approximately $0.08 per share (taking into account only the cash payments made by subscribers to the offering).  In that event, purchasers in this offering will suffer an immediate dilution of approximately $0.42 per share, which represents approximately 84% of the public offering price of $0.50 per share.

DILUTION TABLE
100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

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Offering Price	$0.50	$0.50	$0.50	$0.50	$0.50

Net Tangible Book Value Per Share Before Offering	$(0.03)	$(0.03)	$(0.03)	$(0.03)	$(0.03)

Net Tangible Book Value Per Share After Offering	$0.08	$0.05	$0.03	$0.00	$(0.02)

Dilution of Net Tangible Book Value to New Investors	$0.42	$0.45	$0.47	$0.50	$0.52

Increase in Net Tangible Book Value to Existing Shareholders	$0.11	$0.08	$0.06	$0.03	$0.01

PLAN OF DISTRIBUTION

Offering by Company.   AOBH is offering a total of up to 4,666,666 shares for sale on a “self-underwritten” basis directly through its executive officers and directors who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This portion of the offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 4,666,666 shares registered hereunder have been sold, or (iii) the date on which AOBH elects to terminate this offering.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. AOBH will sell shares on a continuous basis. AOBH reasonably expects the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration. This offering does not pertain to an at-the-market offering of equity securities of AOBH.  The Company may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although AOBH has not yet done so, it anticipates that it may seek to enter into agreements with various brokers and sales agents to assist it in identifying and contacting potential investors. Under these agreements, AOBH anticipates that it would generally agree to pay fees or commissions based

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on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that AOBH sells to investors identified and contacted by these brokers or sales agents. These agreements may, in some cases, provide that AOBH reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agent may be deemed to be underwriting compensation under the Securities Act. In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event AOBH enters into an underwriting agreement or agreements with broker-dealers or sales agents at any time after the effective date of this registration statement, AOBH will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

LEGAL PROCEEDINGS

Neither AOBH nor its property is the subject of any pending legal proceedings, and no such proceeding is known to be contemplated by any governmental authority. The Company is not aware of any legal proceedings in which any director, officer or affiliate of AOBH, any owner of record or beneficially of more than 5% of any class of the Company’s voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to AOBH or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Officers

The directors and executive officers currently serving AOBH are as follows:

Name	Age	Position

Ter Chi Nelson Liao	48	Chairman of the Board, CEO and CFO

Michael Lin	30	Director, COO

William Lin	34	Director, CMO

The directors named above will serve until the first annual meeting of AOBH’s shareholders following completion of the share exchange transaction or until their successors have been appointed.  Thereafter, directors will be elected for one-year terms at the annual

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shareholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between any of the directors or officers of AOBH and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to AOBH’s board.   There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of AOBH’s affairs.

AOBH has not had standing audit, nominating or compensation committees of the Board of Directors or committees that perform similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

Biographical Information

Ter Chi Nelson Liao has been Chief Financial Officer and Chairman of AOBH since June 28, 2005 and Chief Executive Officer of AOBH since June 20, 2006.  Mr. Liao is responsible for making key management and financial decisions.  While working for international companies operating in the United States and in Asian countries, Mr. Liao has worked in market penetration and marketing strength realignment positions.  From 2004 to present, he has been the chairman of AOB Capital Inc., a subsidiary of AOBH. He is responsible for managing the operation, financing and marketing of the Debit Card product.  Mr. Liao has a Masters of Business Administration degree.

Michael Lin has been a director of AOBH since June 28, 2005.  He was the Chief Executive Officer of AOBH from June 28, 2005 to June 20, 2006.  He was appointed Chief Operating Officer on June 20, 2006.  In 1998, Mr. Lin founded the Internet software development firm later known as WXP Cash Card Company to create and service the growing demand of the Internet e-commerce software industry and to provide solutions to integrate virtual payment conduits from buyer to the seller.  He has over 10 years of experience in system development, integration, design, implementation, and system maintenance. Through most of his career, Mr. Lin has focused on combining the latest technologies with existing business processes to enhance workflow efficiency and on deploying Internet-based payment transport systems to facilitate movement of funds between buyers and sellers.  Mr. Lin has supported many enterprise level clients in reaching their technological objectives and has offered creative technological solutions that are faster, cheaper and easier to deploy.  Mr. Lin obtained his B.S. degree from the University of Southern California with an emphasis in Entrepreneurship and has received many community awards including “Outstanding Overseas Chinese Youth of the Year” in 2000 and 2004.

William Lin has been a director and Chief Marketing Officer of AOBH since June 28, 2005.  Mr. Lin has a successful record of accomplishment of managing over 500 distribution channels that include wholesalers, resellers, system integrators, and value-added-resellers in the U.S. market. In 2002, Mr. Lin joined WXP Cash Card Company as Senior Vice-President of Marketing and is responsible for marketing Stored Value Cards to underserved markets.  From

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2001 to 2002, he was the founder and Vice President of Marketing of Resellerbid, Inc. & Geogan.com, which is in the business of Internet software development and has offices in South Korea and Taiwan. He was responsible for the development and promotion of the first Business-to-Business (B2B) online platform in the IT industry. From 1996 to 2000, he was the Director of Sales and Marketing of USA SCE Group and Sun Star Technology Inc. In his capacity as Director of Sales, Mr. Lin successfully created the distribution channels for the company’s products.  In 1995, he organized a joint promotional project between AT&T and First Impression Advertising Group to increase AT&T’s brand recognition in the Southern California Asian-American market segments.  Mr. Lin received his B.A. degree in marketing from University of Columbus.

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation that AOBH expects will be awarded to, earned by, or paid to any of the Company’s officers and directors for all services rendered to AOBH in all capacities for the fiscal year ended September 30, 2006.

Name and Principal Position	Year	Salary	Other Compensation
Ter Chi Nelson Liao, CFO	2006	$107,600	Options, bonuses
Michael Lin, CEO	2006	$107,600	Equity, bonuses
William Lin, CMO	2006	$107,600	Options, bonuses
Chief Technology Officer	2006	$107,600	Equity, bonuses
Department Managers	2006	$54,000	Options, bonuses

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2006, stock ownership of each executive officer and director of AOBH, of all executive officers and directors of AOBH, as a group, and of each person known by AOBH to be a beneficial owner of 5% or more of its common stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of AOBH except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class (5)

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Ter Chi Nelson Liao (1) 848 Rainbow Blvd, #568 Las Vegas, NV 89107	5,833,500	31.18%

William Lin (1) 848 Rainbow Blvd., #568 Las Vegas, NV 89107	2,916,750	15.59%

Michael Lin (1) 848 Rainbow Blvd., #568 Las Vegas, NV 89107	2,916,750 (2)	15.59%

First Asia Private Equity Investment Limited Rooms 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong	4,923,000	26.31%

Li Sze Tang Rooms 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong	6,923,000 (3)	37.00%

Wong Lap Woon Rooms 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong	2,000,000 (4)	10.69%

All officers and directors as a group (3 in number)	11,667,000	62.36%

(1)

The person named is an officer, director, or both.

(2)

Mr. Lin is the beneficial owner of such shares, which are held of record by Infoventure International, Ltd.

(3)

These shares include 5,000,000 shares owned by First Asia Private Equity Investment, of which Mr. Li is President, 1,000,000 shares owned by Mr. Li’s spouse (Wong Lap Woon), and 1,000,000 shares owned directly by Mr. Li.  Mr. Li may be considered the beneficial owner for all of these shares.

(4)

This total includes 1,000,000 shares owned by Ms. Wong’s spouse, Mr. Li Sze Tang.

(5)

Based upon the total shares outstanding as of this date (18,709,200).

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DESCRIPTION OF SECURITIES

Common Stock

AOBH’s authorized capital stock currently consists of 80,000,000 shares of $0.001 par value Common Stock, of which 18,709,200 are currently issued and outstanding.

Voting Rights

Each outstanding share of the common stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of AOBH, except that in the election of Directors, cumulative voting is permitted.

Dividend Rights

The holders of the common stock have the right to receive dividends when the Board of Directors declares a dividend.  While payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future.

Preemptive Rights

The holders of the common stock have no preemptive or other preferential rights to purchase additional shares of any class of AOBH 's capital stock in subsequent stock offerings.

Liquidation Rights

In the event of the liquidation or dissolution of AOBH, the holders of the common stock are entitled to receive, on a pro rata basis, all assets of AOBH remaining after the satisfaction of all liabilities.

Conversion and Redemption

The shares of AOBH’s common stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of common stock  are, and the unissued shares in this offering, when sold and paid for, will be duly authorized,  fully  paid, non-assessable and validly issued.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was

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employed on a contingency basis or had, or is to receive in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

As permitted by Delaware law, the Company's Articles of Incorporation provide that AOBH will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, AOBH has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Background

The Company was incorporated under the laws of the State of Delaware on September 14, 2004, under the name of Asia Network, Inc. The Company completed a name change to AOB Holdings, Inc. in October 2005.

AOBH was formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of its business plan, AOBH voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10SB.  The registration statement on Form 10SB became effective in or about January 2005.

In June 2005, AOBH completed the business acquisition process by acquiring all of the issued and outstanding common stock of AOB Capital, Inc., a Nevada corporation, in a share exchange transaction. AOBH issued 11,667,000 shares of its common stock in exchange for 100% of the issued and outstanding stock of AOB Capital.  The number of shares to be issued in the share exchange transaction was not determined through arms length negotiation. It was determined by AOBH’s board of directors in the exercise of its discretion, based upon various factors including primarily its analysis of the viability and the potential for future growth and profitability of the business operations conducted by AOB Capital.

-- 13 --

As a result of the share exchange transaction, AOB Capital became a wholly-owned subsidiary of the Company.

         The former shareholders of AOB Capital acquired a majority of AOBH’s issued and outstanding common stock through completion of the share exchange transaction. Therefore, although AOB Capital became AOBH’s wholly owned subsidiary, the transaction was accounted for as a recapitalization of AOB Capital, whereby it is deemed to be the accounting acquirer and is deemed to have adopted AOBH’s capital structure.

Development Of Business

         All of AOBH’s business operations are carried on through its wholly-owned subsidiary, AOB Capital. Therefore, the following description of the Company’s business is a description of the business activities which are currently carried on, or are expected to be carried on in the future, through AOB Capital.

The Company offers open-loop reloadable and non-reloadable debit card products as well as closed-loop merchant specific gift cards through its proprietary platform and services throughout the world.  An open-loop card is a non-merchant specific card that can be used anywhere where the merchant is connected to the electronic funds transfer (“EFT”) network that is linked with AOBH’s system.  Currently, AOBH’s system is linked, through a Third Party Processor, with MasterCard®, Maestro®, Cirrus®, and Pulse® EFT networks while the Company undergoes the Payment Card Industry (PCI) Data Security compliance process.  PCI Data Security is a security protocol that applies to all “system components,” which is defined as any network component, server or application included in, or connected to, the cardholder data environment.  PCI Data Security compliance certification is the security standard required by MasterCard® and Visa® when storing, processing, or transmitting cardholder information.  The Company expects to obtain the PCI compliance certification by the end of August 2006.  The company is also negotiating with other EFT network providers such as Visa®, Plus®, and Star® for EFT connectivity agreements through multiple banks.

Open-loop reloadable and non-reloadable debit card products are offered under the AOB Cash Cardä branding.  The AOB Cash Cardä is a prepaid debit cash card that can be used to withdraw local currencies at ATM Machines worldwide and can be used to make purchases wherever debit MasterCard®, Maestro®, Cirrus®, or Pulse® are accepted.  AOB Cash Cardä will be offered in both reloadable and non-reloadable versions.

Closed-loop gift cards are marketed under a retailer’s own branding.  The closed-loop gift card allows the cardholder to use it at specific retail stores.  The advantages of closed-loop gift card to retail merchants are convenience, increase in brand awareness, and increase in customer spending.  The retailer also enjoys lower cash management costs and can earn interest on the cardholder’s deposits in its bank.  To the purchaser of closed-loop gift cards, it minimizes the uncertainty of selecting the wrong gift.  The gift card allows the recipient to select gifts that are best suited to their needs.

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Current Operations

AOBH has obtained an Independent Sales Organization Member Service Provider (ISOMSP) license from MasterCard International, which will allow AOBH’s cards to bear the MasterCard logo and to be used within the MasterCard system.  The ISOMSP registration allows the Company to perform program services for First PREMIER Bank under MasterCard standards.  Access to the MasterCard network will help AOBH gain entrance in the market because of its already established merchant networks that accepts the MasterCard-branded card.

AOB MemberSelect™ Pre-Paid Debit MasterCard® branded cards were released in November 2005.  AOBH released the product to beta testers between November 2005 and March 2006 to fully test its cardholder access platform and actual card usage in different geographic areas around the world.  Revenues from the AOB MasterCard branded cards will come from transaction fees, interchange fees from merchants, foreign currency exchange rate differences, and monthly service fees that customers will pay to support their use of the cards.

Product Releases.

The first debit cards from the Company, Reloadable AOB Member Selectä Pre-Paid Debit MasterCard branded cards, are expected to be on the market by the end of August 2006.  These cards will be accepted worldwide wherever debit MasterCard® card is accepted and will allow withdrawal of local currencies from ATM machines that are part of the Cirrus®, Maestro®, or Pulse® EFT networks.  This card will allow employers to efficiently transfer funds to the cards of employees for payroll, sales commission, and bonuses without incurring the costs associated with producing physical checks.  Employers can deposit each subsequent paycheck into the employees’ card accounts through a conventional direct deposit program offered by their payroll companies, or through AOBH’s online platform.  Cardholders can also transfer funds from their US-based bank account(s) through AOBH’s online platform.

Within the corporate market, AOBH will focus on the construction industry, trucking industry, multi-level marketing firms, insurance industry, and governmental agencies.  AOBH will also work with professional associations and unions to promote usage of its cards in order to quickly expose the cards to the market.

The development of Non-reloadable Gift Selectä cards is in progress, and AOBH expects to launch that product line in the first quarter of our 2007 fiscal year.  AOBH expencts that these cards will be given out in place of actual gifts of merchandise and will be used for other purposes, such as incentive gifts given by employers.  The benefit of Gift Selectä cards is that they are not retailer specific, and, as a result, the recipients will be able to use the card anywhere that accepts debit MasterCard® card.  The Company will also offer gift cards that are retailer branded and can only be used in particular stores.

The Corporate Expense Selectä Card product line is anticipated to be released in the fourth quarter of our 2006 fiscal year.    This product line will allow the corporate customer to easily manage and control its expenses through AOBH’S electronic platform (“EPP”) online system.  The corporate customer will be able to determine each card’s allowance or budget and

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where each card can be used, based on Merchant Classification Code (MCC).  AOBH’s EPP online system will sort all expenses, based on the MCC, to allow the corporate customer to easily track and categorize its expenses.  The corporate customer will save on check issuance costs, reimbursement costs and expense report preparation costs and will receive a full electronic audit trail.

AOBH’s ability to issue cards for different specific needs is based on its EPP platform functionality and continued working relationship with its sponsoring bank, First PREMIER Bank, and MasterCard International.  Furthermore, AOBH’s EPP system can be customized and licensed as a payment processing platform to other corporations.  AOBH currently plans to continuously enhance its EPP system and establish strategic partnerships with value-added vendors to provide additional services through its platform.  Currently, AOBH is engaged in numerous discussions to license its existing EPP system to different corporations with the goal of simplifying the payment transport process.

Electronic Payment Platform System.

An Electronic Payment Platform (EPP) system is essential to establishing and maintaining an open-loop debit card or closed-loop gift card system.  AOBH owns a proprietary Electronic Payment Platform (EPP) system; consequently, AOBH will not have to pay royalties or fees to a third-party vendor for this service. The EPP system will allow AOBH to offer customized integration of its payment platforms to any corporate entity structure or system, thereby making it easier for corporations to use the system.  Each platform licensed will adhere to the local laws, EFT agreements, and banking regulations.   The Company does not currently have any patents or copyrights on its EPP system.  It intends to protect the proprietary nature of the system by continuously seeking to develop updates and enhancements and it may, in the future, seek patent protection.

Through the EPP system, customers will be able to access their account online, which will allow them to update their personal information, view their transaction history, add additional funds to their card(s) from U.S. based bank accounts, apply for new cards, transfer funds between cards or between their card and a bank, and schedule automatic allocation of funds between cards for U.S.-issued debit cards.  The corporate customer can use the EPP to submit direct deposit funds to any US-based accounts, or directly to AOB debit card product lines.

In conjunction with a marketing agreement with First PREMIER Bank, the EPP system is currently connected to the MasterCard®, Cirrus®, Maestro®, and Pulse® EFT networks through a processing agreement with eCommlink, a certified third party processor of MasterCard® and Pulse®.  The processing agreement is for a period of four (4) years, and the sponsoring bank agreement has a term of three (3) years.  Both agreements are renewable at the end of their terms.  The EPP system is also connected to an Automated Clearing House (ACH) system via the sponsoring bank as a third party originator, through an agreement with AOBH.  ACH gives EPP the ability to submit debits or credits to specific U.S.-based bank accounts with the account holders’ permission.

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The EPP system is currently built on a modular basis and allows third party developers to connect to its system through API or XML interfaces.  AOBH believes that allowing such connections from third party developers will fuel connectivity to different platforms and thus create additional values for the platform itself.  For security purposes, core-processing features are not offered in the API calls to minimize a possible security breach.

AOBH plans to use portion of the proceeds of this offering to obtain CIP security certification, which will allow AOBH to handle and process sensitive cardholder data.  CIP certification is required by Visa® and MasterCard® for the storage and processing of sensitive data.  In addition, it is AOBH’s policy to deploy the highest security measures available in the market place.  By obtaining the CIP certification, it will demonstrate its position in adhering to data security.

Employees

AOBH has five employees other than its officers.  We plan to hire one customer service representative per every 500 cardholders that we have.

Reports To Security Holders

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.  Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Certain statements, which are not statements of historical fact, are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning the

-- 17 --

Company’s plans and objectives with respect to its present and future operations, and statements, which express or imply that such present and future operations will or may produce revenues, income or profits. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement.  The Company cautions you not to place undue reliance on these forward-looking statements.  Although the Company bases these forward-looking statements on its expectations, assumptions, and projections about future events, actual events and results may differ materially, and its expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Plan Of Operation

AOBH’s main operation center is located in the United States with plans for worldwide operations.  AOBH will establish a Customer Service Center in Mainland China to service Chinese-speaking cardholders and will outsource customer service to the Philippines to service English-speaking cardholders.  We anticipate that the Customer Service Center in China will be established during the 2nd quarter of the 2007 fiscal year.  The marketing operation for each country in which AOBH operates will be customized to local requirements and local market conditions.

After the successful product development of AOBH’s reloadable and non-reloadable cards, AOBH plans to focus on the marketing and promotion of the cards and related services.  For the United States markets, AOBH plans to target corporations and unions by developing marketing promotions through Chambers of Commerce, industry associations and insurance companies.  AOBH plans to deploy in-house sales executives as well as to offer a Referral Agent Program for non-associated members of AOBH to refer business opportunities to us.  AOBH intends to deploy seminar speakers around the United States to introduce the benefit of using its product lines through seminars co-hosted with local Chambers of Commerce and industry associations.

We believe there has been an increase in demand for this type of product in the Asia area, with a concentration of growth in mainland China.  AOBH plans to enter the Chinese market by offering its Enterprise Payment Platform that is customized to local requirements.  The China Transportation Department in the Hainai Province has issued a Letter of Intent to enter into discussions with AOBH for the provision of an electronic toll-collecting platform with cards, issued in conjunction with local banks, that automatically debit toll fees from a cardholder’s account when the user drives through a toll booth.

After successfully entering into the Chinese market, the Company will continue to form strategic partnerships with local banks to provide a complete Enterprise Electronic Payment Platform service to mainland China.  Through the Company’s existing EPP system, the Company can offer following services:  Electronic Ticket/Event Stored Value Card System,

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Electronic University Campus Stored Value Card System, and Closed-Loop Stored Value Gift Card System.

AOBH has not had any material off-balance sheet arrangements that are not disclosed elsewhere in this report.

Results of Operations

Three Month Period Ended March 31, 2006 Compared to Three Month Period Ended March 31, 2005

Sales revenues for the three months ended March 31, 2006 were $2,013 compared to $0 for the three months ended March 31, 2005.  Revenues increased because AOBH commenced operations.  Fee revenue received is from AOBH’s  initial group of alpha testers and initial cardholders.  We expect this revenue to gradually increase as we begin to market our products.

Cost of sales for the three months ended March 31, 2006 was $6,014, compared to $0 for the three months ended March 31, 2005.  The increase is due to the launch of operations, which were not in progress in March 2005.

AOBH’s gross profit (loss) was $(4,001) for the three months ended March 31, 2006, compared to $0 for the three months ended March 31, 2005.  The loss is due to increased cost of sales without a sufficient increase in sales revenues to offset the cost.

Operating expenses increased to $190,793 for the three months ended March 31, 2006 compared to $750 for the three months ended March 31, 2005.  Operating expenses included $114,576 for compensation expenses, $4,352 for consulting and legal fees, $4,539 for rent, $24,761 for software development and $42,565 for general and administrative expenses for the three months ended March 31, 2006.  For the three month period ended March 31, 2005, operating expenses consisted of $750 for general and administrative expenses.  The increase in compensation expenses was due to the start of the Company’s operations.  The increase in consulting and legal fees is due to the fees charged for services required for this registration statement.  The increase in rent is due to the commencement of operations.  The fee for software development is due to continued enhancement of the Company’s EPP platform.  General and administrative expenses increased because of the commencement of operations.

Net loss increased to $196,648 for the three month period ended March 31, 2006 from $750 for the three month period ended March 31, 2005.  The increase in loss is due to an increase in operating expenses without an increase in revenue.

Six Month Period Ended March 31, 2006 Compared to Six Month Period Ended March 31, 2005

Sales revenues for the six months ended March 31, 2006 were $2,474, compared to $0 for the six months ended March 31, 2005.  The increase is due to commencement of operations on January 1, 2006.  Prior to that date, we did not have any operations and, consequently, had no revenue.

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Cost of sales for the six months ended March 31, 2006 was $6,366, compared to $0 for the six month period ended March 31, 2005.  The increase is due to the beginning of operations and of sales.

Our gross profit (loss) for the six months ended March 31, 2006 was $(3,892) compared to $0 for the six months ended March 31, 2005.  The increase in loss was due to an increase in cost of sales without a sufficient increase in sales revenues.

Operating expenses for the six month period ended March 31, 2006 were $312,744, consisting of $189,455 in compensation expenses, $9,848 in consulting and legal fees, $9,039 in rent, $39,022 in software development expenses, and $65,380 in general and administrative fees.  For the six month period ended March 31, 2005, operating expenses were $2,783, consisting solely of general and administrative expenses.  The increase in compensation expenses was due to increased compensation related to the commencement of operations.  The increase in consulting and legal fees is due to the preparation of this document.  The increase in rent is due to the commencement of operations. The fee for software development is due to continued enhancement of the Company’s EPP platform.  General and administrative expenses increased because the Company commenced operations.

Net loss for the six months ended March 31, 2006 was $319,147, compared to $2,783 for the six months ended March 31, 2005.  The increase in net loss was primarily due to an increase in operating expenses, as discussed above.

Liquidity And Capital Resources

For the six month period ended March 31, 2006, AOBH’s balance sheet reflects current assets of $6,997, total assets of $6,997, total current liabilities of $515,559, and shareholder’s deficit of $(508,562).  For the fiscal year ending September 30, 2005, AOBH’s balance sheet reflected current assets of $22,977, total assets of $22,977, total current liabilities of $233,492, and shareholder’s deficit of $(210,515).

As of March 31, 2006, AOBH had $6,657 in cash and cash equivalents on hand.  We do not believe that this amount will be sufficient to meet our needs.  We will obtain funding through short-term notes from a shareholder of AOBH.  The shareholder has no contractual obligation to lend us these funds.

No specific commitments to provide additional funds have been made by management or other shareholders, and AOBH has no current plans, proposals, arrangements or understandings to raise additional capital through the sale or issuance of additional securities except for the fundraising plan under this report.  Accordingly, there can be no assurance that any additional funds will be available to AOBH to allow it to cover its expenses.  Notwithstanding the foregoing, however, to the extent that additional funds are required, AOBH anticipates that it will either continue to rely on its majority shareholder to pay expenses on its behalf, or it will seek to raise capital through the private placement of restricted securities. In addition, in order to

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minimize the amount of additional cash which is required in order to carry out its business plan, AOBH might seek to compensate certain service providers by issuances of stock in lieu of cash.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires us to make judgments, estimates and assumptions that affect the reported amounts in the Consolidated Financial Statements and accompanying notes. Note 1 to the Consolidated Financial Statements describe the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. The areas described below are affected by critical accounting estimates and are impacted significantly by judgments and assumptions in the preparation of the Consolidated Financial Statements. Actual results could differ materially from the amounts reported based on these critical accounting estimates.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining.  The Company provides allowance to one fee reversal per card per month.  This is to enhance customer service to cardholders whom are not familiar with Company’s fee structure.  Cardholder fee structure is printed in the back of the card carrier when the card is first delivered.

DESCRIPTION OF PROPERTY

AOBH currently maintains an office in Brea, California and a mailing address in Nevada.  The Company rents the California space from AOB Commerce, Inc., for which it pays $1,500 per month.  AOBH owns no real property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ter Chi Nelson Liao, Chairman of the Company, has an employment contract with AOB Commerce, Inc. as that company’s Chief Financial Officer.  AOB Commerce, Inc. provides short-term notes to and is engaged in fundraising and marketing activities for the Company.  As of March 31, 2006, AOBH has a note payable to AOB Commerce in the amount of $114,000 plus accrued interest of $1,854.  The terms of the note call for 12% annual interest with no fixed repayment terms and no prepayment penalty.  AOB Commerce may lend AOBH additional funds to cover operating costs in the near future, if needed.

AOB Capital currently shares an office with AOB Commerce, for which it pays rent of $1,500.  As of March 31, 2006, AOBH owed Website Express, Inc. $9,000 for rent.

William Lin, a Director of the Company, has an employment contract for the position of Chief Marketing Officer with Alliance Capital Holding Corp.  Mr. Lin also owns 100% of Alliance.  Alliance will assist the Company in sales and marketing of the product lines.

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Michael Lin, a Director of the Company, owns and has an employment contract as Chief Executive Officer with Sierra Managements, LLC.  Sierra will provide services for the positions of Chief Operating Officer and Chief Technology Officer of the Company until candidates are located and hired to fill the positions.  Sierra will also assist the Company in establishing strategic planning, product development, vendor contracts, and technical expertise.

Michael Lin also owns Managed Data Services, which provides data server hosting services for AOB Capital’s platform, website, and email services.

There is no family relationship between Michael Lin and William Lin.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is no established market for AOBH’s shares. AOBH’s stock is not yet quoted on the OTC Bulletin Board or on any other public market, and AOBH has not applied for listing or quotation on any public market.

AOBH currently has a total of 18,709,200 shares outstanding.  Such shares are held by a total of 10 holders of record.

A total of 11,667,000 shares were issued the officers and directors of AOBH in the share exchange transaction completed in June 2005.  Such shares may be eligible for resale in accordance with the provisions of Rule 144 commencing in June 2006.  Before the share exchange transaction, 7,000,000 shares were issued and outstanding.  These shares may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year.  However, a recent SEC interpretation indicated that, in certain circumstances, Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies.   To this extent, the holders of these shares may not rely on Rule 144 to make resales, and such shares may be offered and sold only pursuant to an effective registration statement.

AOBH is publicly offering a total of 4,666,666 shares of its common stock for sale pursuant to the terms of this registration statement.

While payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Manhattan Transfer Registrar Company, 57 Eastwood Road, Miller Place, NY 11764. The phone number is (631) 585-7641.

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LEGAL MATTERS

            We have employed the law firm of Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado, 80305, as counsel for purposes of this offering.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On or above September 25, 2004, we engaged PKF ("PKF") as our independent auditor. This appointment of our independent auditor was approved by our Board of Directors. During the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of PKF, neither the Company nor anyone on the Company's behalf consulted with PKF regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

On December 231, 2005,  we engaged Child, Van Wagoner & Bradshaw, PLLC ("CVB"), a limited liability company of Certified Public Accountants, as our principal independent accountant with the approval of our Board of Directors. Accordingly, we dismissed PKF on the same date. The reason to change our principal independent accountant was based on the fact that our operating company, AOB Capital, Inc. had been audited by Child, Sullivan & Company, predecessor firm of CVB, and it was in our best interests to continue to retain such firm's services. The reports of PKF dated October 18, 2004 for the period from September 14, 2004 to September 30, 2004 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of our financial statements and in the subsequent interim period through the date of dismissal, there were no disagreements with PKF on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreements in connection with their report. During the period the Company's engaged PKF, neither the Company nor anyone on the Company's behalf consulted with CVB regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

FINANCIAL STATEMENTS

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INDEX TO FINANCIAL STATEMENTS

AOB HOLDINGS, INC.

(FORMERLY KNOWN AS ASIA NETWORK, INC.)

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED FINANCIAL STATEMENTS  FOR THE THREE AND SIX MONTH PERIODS ENDED  MARCH 31, 2006  25

BALANCE SHEET (UNAUDITED)

26

STATEMENTS OF OPERATIONS (UNAUDITED)

27

STATEMENTS OF CASH FLOWS (UNAUDITED)

28

NOTES TO UNAUDITED FINANCIAL STATEMENTS

29

AUDITED FINANCIAL STATEMENTS  FOR NOVEMBER 22, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2005  32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

33

BALANCE SHEET

34

STATEMENT OF OPERATIONS

35

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

36

STATEMENT OF CASH FLOWS

37

NOTES TO FINANCIAL STATEMENTS

38

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AOB HOLDINGS, INC.

(FORMERLY KNOWN AS ASIA NETWORK, INC.)

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTH PERIODS ENDED
MARCH 31, 2006

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AOB HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET (UNAUDITED)

March 31,
ASSETS	2006
Current assets
Cash	$ 6,657
Accounts receivable	340
Total current assets	6,997

Total assets	$ 6,997

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$ 59,505
Accounts payable - related party	9,000
Accrued salaries	331,200
Short term note - related party	115,854
Total current liabilities	515,559

Shareholders' deficit
Common stock: $.001 par value; 80,000,000 shares authorized; 18,709,200 shares issued and outstanding	18,709
Additional paid in capital	402,391
Deficit accumulated during the development stage	(929,662)
Total shareholders' deficit	(508,562)

Total liabilities and shareholders' deficit	$ 6,997

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AOB HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended	Three months ended	Six months ended	Six months ended	Period from September 14, 2004 (inception) to
	March 31,	March 31,	March 31,	March 31,	March 31,
	2006	2005	2006	2005	2006

Revenues
Sales revenues	$ 2,013	$ -	$ 2,474	$ -	$ 2,474
Cost of sales	6,014	-	6,366	-	6,366
Gross profit	(4,001)	-	(3,892)	-	(3,892)

Operating expenses
Compensation	114,576	-	189,455	-	378,455
Consulting and legal	4,352	-	9,848	-	110,331
Rents	4,539	-	9,039	-	22,539
Software development	24,761	-	39,022	-	73,022
General and administrative expenses	42,565	750	65,380	2,783	338,912
Total operating expenses	190,793	750	312,744	2,783	923,259

Loss from operations	(194,794)	(750)	(316,636)	(2,783)	(927,151)

Other income (expense)
Interest (expense)	(1,854)	-	(2,511)	-	(2,511)
Total other income (expense)	(1,854)	-	(2,511)	-	(2,511)

Net loss before income taxes	(196,648)	(750)	(319,147)	(2,783)	(929,662)

Provision for income taxes	-	-	-	-	-

Net loss	$ (196,648)	$ (750)	$ (319,147)	$ (2,783)	$ (929,662)

Basic and diluted net loss per share	$ (0.01)	$ (0.00)	$ (0.02)	$ (0.00)

Weighted average number of shares outstanding	18,708,867	18,666,667	18,682,584	18,666,667

-- 27 --

AOB HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (UNAUDITED)

Six months ended	Six months ended	Period from September 14, 2004 (inception) to
March 31,	March 31,	March 31,
2006	2005	2006
Cash flows from operating activities:
Net loss	$ (319,147)	$ (2,783)	$ (929,662)
Adjustments to reconcile net loss to
net cash used in operations:
Stock issued for software development	-	-	200,000
Changes in operating liabilities and assets:
Accounts receivable	(340)	-	(340)
Accounts payable	59,505	-	68,505
Accounts payable - related party	9,000
Accrued liabilities	122,791	218	331,200
Net cash used in operations	(128,191)	(2,565)	(330,297)

Cash flows from financing activities:
Repayment of short term note - related party	-	-	115,854
Advances on short term note - related party	90,771
Issuance of common stock	21,100	-	221,100
Net cash provided by financing activities	111,871	-	336,954

Increase (decrease) in cash and cash equivalents	(16,320)	(2,565)	6,657

Cash and cash equivalents, beginning of period	22,977	5,738	-
Cash and cash equivalents, end of period	$ 6,657	$ 3,173	$ 6,657

Supplemental disclosures of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

-- 28 --

AOB HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

QUARTERLY FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB but do not include all of the information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s September 30, 2005 financial statements in Form 10-KSB. These statements do include all normal recurring adjustments, which the Company believes necessary for a fair presentation of the statements. The interim operating results are not necessarily indicative of the results for a full year.

DESCRIPTION OF BUSINESS

AOB Holdings, Inc. (a development stage Company) (the Company) was formed on September 14, 2004 in the State of Delaware as Asia Network, Inc. The Company’s activities were primarily directed toward the raising of capital and seeking business opportunities until June 23, 2005, when it entered into an Agreement for Share Exchange (“the Agreement”) with AOB Capital, Inc. (“AOB Capital”), a Nevada corporation formed on November 22, 2004. AOB Capital is a development stage company whose activities are directed toward the development of reloadable and non-reloadable stored value cards.

Pursuant to the Agreement, the Company issued 11,667,000 common shares in exchange for 1,500 shares of AOB Capital, representing 100% of the issued and outstanding common stock of AOB Capital. Prior to the Agreement, the Company had 7,000,000 shares outstanding. The transaction resulted in the previous owners of AOB Capital owning 62.5% of the Company, thus the merger was accounted for as a retroactive recapitalization of AOB Capital rather than a business combination. Consequently, the financial statements are primarily those of AOB Capital.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

-- 29 --

AOB HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining.

Customer payments received in advance for providing reloadable and nonreloadable card maintenance services are recorded as deferred revenue and are then recognized proportionately as the card maintenance services are performed.

CASH AND CASH EQUIVALENTS

The Company invests idle cash primarily in money market accounts and certificates of deposit. Money market funds and all highly liquid debt instruments with an original maturity of three months or less are considered cash equivalents.

LOSS PER SHARE

Basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Due to net losses, potentially dilutive securities would be antidilutive and are therefore not included. At March 31, 2006 there were no potentially dilutive securities outstanding.

FISCAL YEAR

The Company has adopted September 30 as its fiscal year end.

SOFTWARE DEVELOPMENT COSTS

Company sponsored programming and software development costs, related to both present and future products, are charged to operations when incurred and are included in operating expenses.

-- 30 --

AOB HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

There is no provision for income taxes due to continuing losses. At March 31, 2006, the Company has net operating loss carryforwards for tax purposes of approximately $929,000, which expire through 2026. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in shareholder ownership of the Company occur.

2.

RELATED PARTY TRANSACTIONS

The Company shares office space with a related party, to which it pays rent of $1,500 per month beginning in January 2005. The Company contracts with the same related party for programming and software development services. At March 31, 2006 the Company owed $9,000 to the related party for rent. The amount is included in accounts payable – related party, bears no interest, and is payable on demand.

The Company has a note payable to a company controlled by a shareholder in the amount of $114,000 plus accrued interest of $1,854.  The terms of the note call for 12% annual interest with no fixed repayment terms and no prepayment penalty.

3.      COMMON STOCK

No Stock was issued in the three month period ending March 31, 2006.

-- 31 --

AOB HOLDINGS, INC.

(FORMERLY KNOWN AS ASIA NETWORK, INC.)

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS
FOR NOVEMBER 22, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2005

-- 32 --

Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

1284 W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037    PHONE: (801) 927-1337  FAX: (801) 927-1344

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107

  PHONE: (801) 281-4700 FAX: (801) 281-4701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Audit Committee

AOB Holdings, Inc. (formerly known as Asia Network, Inc.)

Brea, California

We have audited the accompanying consolidated balance sheet of AOB Holdings, Inc. (formerly known as Asia Network, Inc.) (a development stage company) and subsidiary as of September 30, 2005, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the period from November 22, 2004 (Inception) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AOB Holdings, Inc. (formerly known as Asia Network, Inc.) and subsidiary as of September 30, 2005, and the results of its operations and its cash flows for the period from November 22, 2004 (Inception) to September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

January 5, 2006

-- 33 --

AOB HOLDINGS, INC.

BALANCE SHEET

September 30,
ASSETS	2005
Current assets
Cash	$ 22,977
Total current assets	22,977

Total assets	$ 22,977

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accrued liabilities - related party	$ 208,409
Note payable to related party	25,083
Total current liabilities	233,492

Shareholders' deficit
Common stock: $.001 par value; 80,000,000 shares authorized; 18,666,667 shares issued and outstanding	18,667
Additional paid in capital	381,333
Deficit accumulated during the development stage	(610,515)
Total shareholders' deficit	(210,515)

Total liabilities and shareholders' deficit	$ 22,977

The accompanying notes are an integral part of the financial statements.

-- 34 --

AOB HOLDINGS, INC.

STATEMENT OF OPERATIONS

Period from November 22, 2004 (inception) to
September 30,
2005

Revenues
Sales revenues	$ -
Cost of sales	-
Gross profit	-

Operating expenses
Compensation	189,000
Consulting and legal	100,483
Rents	13,500
Software development	234,000
General and administrative expenses	73,449
Total operating expenses	610,432

Loss from operations	(610,432)

Other expense
Interest expense	(83)
Total other expense	(83)

Net loss before income taxes	(610,515)

Provision for income taxes	-

Net loss	$ (610,515)

Basic and diluted net loss per share	$ (0.03)

Weighted average number of shares outstanding	18,666,667

The accompanying notes are an integral part of the financial statements.

-- 35 --

AOB HOLDINGS, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the initial period from inception (September 14, 2004) to December 31, 2004

				Development
	Common Stock		Additional	Stage
	$.001 Par Value		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at November 22, 2004 (date of inception)	-	$ -	$ -	$ -	$ -
Common stock issued for cash	750	200,000			200,000
Common stock issued for software development	750	200,000			200,000
Recapitalization due to reverse merger	18,665,167	(381,333)	381,333		-
Net loss for the period	-	-	-	(610,515)	(610,515)
Balance September 30, 2005	18,666,667	$ 18,667	$ 381,333	$ (610,515)	$ (210,515)

The accompanying notes are an integral part of the financial statements.

-- 36 --

AOB HOLDINGS, INC.

STATEMENT OF CASH FLOWS

Period from November 22, 2004 (inception) to
September 30,
2005
Cash flows from operating activities:
Net loss	$ (610,515)
Adjustments to reconcile net loss to
net cash used in operations:
Stock issued for software development	200,000
Changes in operating assets and liabilities:
Accrued liabilities - related party	208,409
Net cash used in operations	(202,106)

Cash flows from financing activities:
Increase in note payable to related party	25,083
Issuance of common stock	200,000
Net cash provided by financing activities	225,083

Increase in cash and cash equivalents	22,977

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$ 22,977

Supplemental disclosures of cash flow information:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

The accompanying notes are an integral part of the financial statements.

-- 37 --

AOB HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

AOB Holdings, Inc., formerly known as Asia Network, Inc., (a development stage company) (the “Company”) was formed on September 14, 2004 in the state of Delaware. The Company’s activities were primarily directed toward the raising of capital and the seeking of business opportunities until June 23, 2005, when it entered into an Agreement for Share Exchange (the “Agreement”) with AOB Capital, Inc. (“AOB Capital”), a Nevada corporation formed on November 22, 2004. AOB Capital is a development stage company whose activities are directed toward the development of reloadable and non-reloadable stored value cards.

Pursuant to the Agreement the Company issued 11,666,667 common shares in exchange for 1,500 shares of AOB Capital, representing 100% of the issued and outstanding common stock of AOB Capital. Prior to the Agreement the Company had 7,000,000 shares outstanding. The transaction resulted in the previous owners of AOB Capital owning 62.5% of the Company, thus the merger was accounted for as a retroactive recapitalization of AOB CAPITAL rather than a business combination. Consequently, the financial statements are primarily those of AOB Capital with the adopted capital structure of the Company.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue as earned when the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

CASH AND CASH EQUIVALENTS

The Company invests idle cash primarily in money market accounts and certificates of deposit. Money market funds and all highly liquid debt instruments with an original maturity of three months or less are considered cash equivalents.

-- 38 --

AOB HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SOFTWARE DEVELOPMENT COSTS

Company sponsored programming and software development costs, related to both present and future products, are charged to operations when incurred and are included in operating expenses. Expenditures for software development totaled $234,000 for the period from November 22, 2004 (inception) to September 30, 2005. Of this amount, $200,000 was the amount contributed to the Company in exchange for stock by founding shareholders.

LOSS PER SHARE

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive equity securities. At September 30, 2005 the Company had no potentially dilutive equity securities outstanding.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table:

Period from November 22, 2004 (inception) to September 30,
2005
NUMERATOR FOR BASIC AND DILUTED LPS
Net loss to common shareholders	$ (610,515)

DENOMINATOR FOR BASIC AND DILUTED LPS
Weighted average shares of common stock outstanding	18,666,667

LPS - Basic and diluted	$ (0.03)

FISCAL YEAR

The Company has adopted September 30 as its fiscal year end.

-- 39 --

AOB HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

There is no provision for income taxes due to continuing losses. At September 30, 2005, the Company has net operating loss carryforwards for tax purposes of approximately $610,000, which expire through 2025. The Company has recorded a valuation allowance of $207,400 (using a 34% effective income tax rate) that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established.

2.

RELATED PARTY TRANSACTIONS

The Company shares office space with two companies controlled by shareholders of the Company, to which it pays rent of $1,500 per month beginning in January 2005. The Company contracts with one of these companies for programming and software development services, which totaled $34,000 during the period. At September 30, 2005 the Company owed $13,500 to related parties for rent. The amount is included in accrued liabilities – related party, bears no interest, and is payable on demand. Also included in accrued liabilities – related party are accrued officer compensation costs of $189,000 and reimbursable expenses of $5,909.

The Company has a note payable to a company controlled by a shareholder in the amount of $25,000 plus accrued interest of $83. The terms of the note call for 12% annual interest with no fixed repayment terms and no prepayment penalty.

-- 40 --

AOB HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

3.

ISSUANCE OF COMMON STOCK

At inception AOB Capital issued 750 shares of its common stock for $200,000 in cash. At the same time, AOB Capital issued 750 shares of its common stock for certain property rights and agreements, valued at $200,000. The property rights constitute software development costs, which were expensed in the current period in accordance with the Company’s accounting policies. These AOB Capital shares were exchanged for 11,666,667 shares of newly issued common stock of the Company in a reverse merger transaction that was completed on June 23, 2005. Prior to this issuance, the Company had 7,000,000 shares issued and outstanding. These 7,000,000 shares were issued to the founders of Asia Network, Inc. at the time of its formation on September 14, 2004. At September 30, 2005 the Company had 18,666,667 common shares issued and outstanding.

4.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) is a revision of SFAS No., 123, “Accounting for Stock Based Compensation,” and supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123(R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123(R) is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2005, the SEC staff issued additional guidance on SFAS 123(R) in the form of Staff Accounting Bulletin (“SAB”) No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive. SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123(R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models – SAB 107 reinforces the flexibility allowed by FAS 123(R) to choose an option-pricing model that meets the standard’s fair value measurement objective; (b) expected volatility – the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term – the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123(R) but does not believe its adoption will have a material impact on the Company’s financial statements or results of operations.

-- 41 --

AOB HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

4.

NEW ACCOUNTING PRONOUNCEMENTS (Continued)

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 will not have a material impact on the Company's financial statements or results of operations.

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, ”Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN No. 47 will have a material affect on the Company’s financial position, results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

-- 42 --

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Delaware law, AOBH 's Articles of Incorporation provide that AOBH will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, AOBH has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

AOBH 's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for authorizing the unlawful payment of a dividend on AOBH’s common stock or the unlawful purchase of its common stock.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee	$ 1,000
Accounting Fees and Expenses (1)	$ 17,000
Legal Fees (1)	$ 25,000
Printing and Postage (1)	$ 2,600
Transfer Agent Fees (1)	$ 1,800
Miscellaneous (1)	$ 2,600
TOTAL (1)	$ 50,000

(1) Estimated

RECENT SALES OF UNREGISTERED SECURITIES

Name	Date of Sale	Shares	Aggregate Purchase Price	Purchase Price Per Share	Notes

First Asia Private Equity Investment (b)	9/14/2004	5,000,000	$5,000	$0.001	(1)

Li Sze Tang	9/14/2004	1,000,000	$1,000	$0.001	(1)

Wong Lap Woon	9/14/2004	1,000,000	$1,000	$0.001	(1)

Ter Chi Nelson Liao	6/23/2005	5,833,500	Pursuant to share exchange		(2)

William Lin	6/23/2005	2,916,750	Pursuant to share exchange		(2)

-- 43 --

Infoventure International, Inc. (a)	6/23/2005	2,916,750	Pursuant to share exchange		(2)

Mei Jiang	11/29/2005	10,000	$5,000	$0.50	(3)

Olivia L.H. Tseng	12/21/2005	10,000	$5,000	$0.50	(4)

Ying Jiang	11/9/2005	20,200	$10,100	$0.50	(5)

Ying Jiang	11/11/2005	2,000	$1,000	$0.50	(5)

David Kern Peteler	5/4/2006	10,000	$5,000	$0.50	(6)

(a)

Mr. Michael Lin is the beneficial owner of such shares.

(b)

Mr. Li Sze Tang is the controlling shareholder of this entity.

(1)

These shares were issued at par value by the Company upon incorporation on September 14, 2004.  These shares were issued in reliance upon an exemption from registration found in Regulation S.  The recipients of the shares are not U.S. citizens.

(2)

These shares were issued pursuant to an Agreement for Share Exchange dated June 23, 2005 between Asia Network, Inc. and AOB Capital, Inc.  The Company issued 11,667,000 shares in exchange for all of the issued and outstanding shares of Asia Network, Inc.  These shares were issued in reliance upon an exemption from registration found in Regulation S.  The recipients of the shares are not U.S. citizens.

(3)

This sale of unregistered securities was made under an exemption from registration afforded by Regulation S of the Securities Act of 1933 ("Regulation S") because the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.  These investors are not (1) residents of the U.S., (2) partnerships or corporations organized or incorporated under the laws of the U.S., (3) the estate of which any executor or administrator is a U.S. person, (4) a trust of which any trustee is a U.S. person, (5) an agency or branch of a foreign entity located in the U.S., (6) a non-discretionary account held for the benefit of a U.S. person, or (7) a corporation formed by a U.S. person for the purpose of investing in unregistered securities.

(4)

This sale of unregistered securities was made under an exemption from registration afforded by Regulation S of the Securities Act of 1933 ("Regulation S") because the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.  These investors are not (1) residents of the U.S., (2) partnerships or corporations organized or incorporated under the laws of the U.S., (3) the estate of which any executor or administrator is a U.S. person, (4) a trust of which any trustee is a U.S. person, (5) an agency or branch of a foreign entity located in the U.S., (6) a non-discretionary account held for the benefit of a U.S. person, or (7) a corporation formed by a U.S. person for the purpose of investing in

-- 44 --

unregistered securities.  These shares were repurchased by AOBH and cancelled on May 15, 2006.

(5)

 These shares were issued in reliance upon Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933.  This transaction was a private offering made without advertising or public solicitation and made only to fewer than 35 investors. Purchasers were purchasing shares for their own account and acknowledged that the securities were not registered under the Securities Act and that the securities cannot be sold unless they are registered or unless an exemption is available. The investor had sufficient knowledge to evaluate the merits and risks of the investment.

(6)

These shares were issued as compensation for legal services rendered which were valued at $5,000.  This sale of unregistered securities was made under an exemption from registration afforded by Regulation S of the Securities Act of 1933 ("Regulation S") because the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.  These investors are not (1) residents of the U.S., (2) partnerships or corporations organized or incorporated under the laws of the U.S., (3) the estate of which any executor or administrator is a U.S. person, (4) a trust of which any trustee is a U.S. person, (5) an agency or branch of a foreign entity located in the U.S., (6) a non-discretionary account held for the benefit of a U.S. person, or (7) a corporation formed by a U.S. person for the purpose of investing in unregistered securities.

EXHIBITS

2.1

Agreement for Share Exchange dated June 23, 2005, by and among Asia Network, Inc., a Delaware corporation, AOB Capital, Inc., a Nevada corporation, and the shareholders of AOB Capital, Inc.  (herein incorporated by reference to the Company's Current Report on Form 8-K filed on June 29, 2005).

3.1

Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 23, 2004).

3.2

Bylaws  (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 23, 2004).

5.1

Opinion of Corporate Counsel *

10.1

MasterCard, Member, MSP Agreement between AOB Capital, Inc., First PREMIER Bank and MasterCard International Incorporated entered into on September 13, 2005. *

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10.2

Maestro, Member, MSP Agreement between AOB Capital, Inc., First PREMIER Bank, and Maestro U.S.A., Inc., entered into on September 13, 2005. *

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21.1

Subsidiaries of the Company *

23.1

Consent of Certified Public Accountants *

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23.2

Consent of Corporate Counsel (included in Exhibit 5.1) *

*Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the " Calculation of Registration Fee " table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution;

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4.     That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)     Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)     Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Brea, California on this 14th day of August 2006.

AOB Holdings, Inc.

By:  /s/  Ter Chi Nelson Liao

Chairman, CEO and CFO (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By:  /s/  Ter Chi Nelson Liao

Chairman, CEO and CFO

By:  /s/  Michael Lin

Director and COO

By:  /s/

 William Lin

Director and CMO

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